Exhibit 99.2

3Q 2014 Stockholder Supplement November 5, 2014

Safe Harbor Notice This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with the businesses of our subsidiaries, including the investment advisory business of a wholly-owned subsidiary and the broker-dealer business of a wholly-owned subsidiary. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. 1

3Q14 Financial Overview Unaudited Income Statement Balance Sheet Portfolio GAAP net income of $354.9 million, or $0.36 earnings per average common share, resulting in an annualized GAAP return on average equity of 10.69% Core earnings(1) of $308.6 million, or $0.31 per average common share, generating an annualized core return on average equity of 9.30% Declared a $0.30 dividend per common share Common stock book value per share of $12.87 End of period total debt to equity of 5.4x(2) End of period capital ratio of 15.0%(3) Weighted average days to maturity on repurchase agreements of 159 days Average yield on interest earning assets(4) of 2.99% and net interest spread of 1.35% during the quarter; net interest margin(5) of 1.61% End of period Investment Securities(6) of $82.8 billion End of period commercial real estate debt and preferred equity of $1.6 billion with a weighted-average yield of 9.23% at quarter end and commercial real estate held for investment of $73.8 million with a net equity yield of 8.33%(7) (1) "Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net gains and losses on trading assets, impairment losses, and certain other non-recurring gains or losses. (2) Includes repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company. (3) Total stockholders’ equity divided by total assets. (4) Consists of Investment Securities, U.S. Treasury Securities, securities borrowed, commercial real estate debt and preferred equity, corporate debt, reverse repurchase agreements and cash and cash equivalents. Interest earning assets reflects the average amortized cost of our investments during the period. (5) Represents the Company’s annualized economic net interest income, inclusive of interest expense on interest rate swaps, divided by its average interest-earning assets. (6) Investment Securities consist of Agency mortgage-backed securities and Agency debentures. (7) Yield on existing investments with twelve or more months of Annaly operating history is based on GAAP net income, excluding depreciation and amortization expense, utilizing trailing twelve month operating results and net economic equity at September 30, 2014. Weighted average year-1 yield on current year property acquisitions is 7.5% (net of acquisition fees and closing expenses). Stabilized levered yield on current year property acquisitions is estimated to be approximately 13.3%. 2

Strategy Overview Unaudited  Portfolio Positioning Market Opportunities Liability and Interest Rate Management Federal Reserve announced an end to QE3 but policy makers have indicated their intention to reinvest portfolio runoff at least until lift-off of the Federal Funds target rate, which is expected mid/late-2015 During the third quarter of 2014, leverage increased modestly as we purchased $7.5 billion of Investment Securities and disposed of $4.2 billion of Investment Securities resulting in a realized gain of $4.7 million Commercial investments (net of financing) are relatively stable and represents 11% of stockholders’ equity Expected levered return on equity of 10% to 13% on purchase of Agency mortgage-backed securities (“Agency MBS”) in current market environment Pay-ups on specified pools continued to increase but pricing remains fair, and high quality specified pools exhibit a superior long-term risk/return tradeoff relative to TBAs in spite of a slight (albeit diminishing) current financing advantage in TBAs Expected unlevered return of 3.75% to 5.75% for commercial first mortgages presecuritization with opportunity to hold subordinated tranches yielding 9.5% to 11.0% post-securitization, and 8% to 10% unlevered return on equity through commercial mezzanine investments Expected unlevered stabilized return on commercial real estate property investments of 6% to 8% with opportunity to attractively finance with debt that increases cash-on-cash return to 10% to 13%, not including the potential for asset price appreciation Selectively add to portfolio as opportunities are presented, taking advantage of the flexibility provided by our current leverage profile Selectively utilize derivatives and short TBA contracts to hedge against spikes in volatility, higher interest rates and Agency MBS spread widening 3

Interest Rate Market Performance Interest rates evolved considerably over Q3 and Q4 to-date Following initial increase in rates at front end of the yield curve in Q3, very recent changes in expectations regarding the pace of rate normalization has led to a retracement back to Q2-end levels Declines in longer-dated yields driven by geopolitical concerns earlier in Q3 and the market continuing to reprice toward lower expected “terminal” Fed Funds rate years out Lower expected terminal Fed Funds rate reflects the market continuing to gravitate towards a view that structural headwinds to economic growth, coupled with subdued inflation, may persist for years to come The market anticipates that the Fed will begin raising rates some time in the middle to latter part of 2015 Market rate expectations are currently below the Fed’s median expectation, though the gap is not as large when compared against Fed’s likely consensus (depicted by “5th dot” on the chart at bottom right) This gap is likely to narrow in coming months and our view is more in line with market expectations than the Fed Source: Federal Reserve Board; Bloomberg. * Market Fed Funds forecast is as of 10/29/2014 and was derived by subtracting FRA-OIS swap from rates on Eurodollar Futures contracts at each year end. Longer run market pricing data point is as of the end of 2019. 4

MBS Market Performance Nominal spreads widened in Q3 and Q4 to-date driven by a combination of factors Uptick in net and gross issuance amidst continued declines in Fed purchases Declines in dollar roll specialness Q4 to-date performance of the basis driven largely by the uptick in interest rate volatility Pay-ups on specified pool collateral increase, cushioning the impact of basis widening for specified pool investors Source: eMBS, Credit Suisse, JPMorgan * Nominal spread is represented by zero-volatility (ZV) spread over LIBOR. Zero-volatility spread is a constant spread over the forward LIBOR curve that results in the discounted MBS cash flow to equal the MBS market value. ** Fixed rate MBS net issuance includes fixed rate MBS issued by Fannie Mae, Freddie Mac and Ginnie Mae. Although not visible on the chart, fixed rate MBS net issuance in Q2 2014 was $1.1 billion. 5

Last Four Quarters Financial Performance Unaudited Core EPS Annualized Core Return on Equity Average Yield on Interest Earning Assets Capital Ratio 6

Summary Balance Sheet and Applicable Information Unaudited, numbers in thousands except per share amounts For the quarters ended September 30, June 30, September 30, 2014 2014 2013 Investment Securities $82,796,568 $82,404,064 $83,031,687 Commercial real estate investments 1,628,785 1,660,524 1,287,606 Corporate debt, held for investment 144,451 151,344 75,988 Total Investment Securities and commercial investment portfolio(1) $84,569,804 $84,215,932 $84,395,281 Total assets $87,387,986 $87,150,945 $93,433,157 Repurchase agreements $69,610,722 $70,372,218 $69,211,309 Convertible Senior Notes 836,625 831,167 824,512 Securitized debt of consolidated VIE 260,700 260,700 - Mortgages payable 42,635 30,316 19,346 Participation sold 13,768 13,866 14,164 Total debt $70,764,450 $71,508,267 $70,069,331 Total liabilities $74,277,038 $73,702,026 $80,487,433 Cumulative redeemable preferred stock $913,059 $913,059 $913,059 Common equity(2) 12,197,889 12,535,860 12,032,665 Total stockholders' equity $13,110,948 $13,448,919 $12,945,724 Total debt to total stockholders' equity 5.4x 5.3x 5.4x Capital ratio 15.0% 15.4% 13.9% Net capital ratio(3) 15.0% 15.4% 14.8% Common stock book value per share $12.87 $13.23 $12.70 Total common stock shares outstanding 947,592 947,541 947,305 (1) Consists of commercial real estate debt and preferred equity and corporate debt. (2) Consists of common stock, additional paid-in capital, accumulated other comprehensive income (loss) and accumulated deficit. (3) Total stockholders’ equity divided by total assets less the net balances of U.S. Treasury securities and U.S. Treasury securities sold, not yet purchased, reverse repurchase agreements and repurchase agreements, and securities borrowed and securities loaned. 7

Summary Income Statement and Applicable Information Unaudited, dollars in thousands except per share amounts For the quarters ended September 30, June 30, September 30, 2014 2014 2013 Total interest income $644,640 $683,962 $697,160 Total economic interest expense(1) 296,152 347,041 373,385 Economic net interest income(1) $348,488 $336,921 $323,775 GAAP Net income (loss) $354,856 ($335,512) $192,458 GAAP Net income (loss) available (related) to common shareholders 336,864 (353,504) 174,466 GAAP Earnings per common share $0.36 ($0.37) $0.18 Core earnings (loss) $308,621 $300,428 $282,292 Core earnings (loss) available (related) to common shareholders 290,629 282,436 264,300 Core earnings per common share $0.31 $0.30 $0.28 Dividends declared per common share $0.30 $0.30 $0.35 Annualized GAAP return on average equity 10.69% (10.32%) 5.87% Annualized core return on average equity 9.30% 9.24% 8.62% Annualized core return on average equity per unit of leverage 1.72% 1.74% 1.59% Net interest margin 1.61% 1.57% 1.34% Average yield on interest earning assets 2.99% 3.20% 2.88% Average cost of interest bearing liabilities 1.64% 1.94% 1.81% Net interest spread 1.35% 1.26% 1.07% Weighted average three-month constant prepayment rate (CPR) 9% 7% 13% (1) Includes realized gains (losses) on interest rate swaps. 8

Components of Economic Net Interest Income Unaudited, dollars in thousands For the quarters ended September 30, June 30, September 30, 2014 2014 2013 Interest income: Investment Securities $606,331 $640,287 $657,786 Commercial investment portfolio 38,113 43,325 27,338 U.S. Treasury securities - - 7,718 Securities loaned - - 1,787 Reverse repurchase agreements 135 271 2,461 Other 61 79 70 Total interest income $644,640 $683,962 $697,160 Economic interest expense: Repurchase agreements $102,750 $103,773 $120,123 Realized losses on interest rate swaps(1) 169,083 220,934 227,909 Convertible Senior Notes 22,376 20,319 17,092 U.S. Treasury Securities sold, not yet purchased - - 6,688 Securities borrowed - - 1,405 Securitized debt of consolidated VIE 1,780 1,853 - Participation sold 163 162 168 Total economic interest expense $296,152 $347,041 $373,385 Economic net interest income $348,488 $336,921 $323,775 (1) Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).  9

Change in Net Interest Margin Unaudited Change from 2Q14 to 3Q14 Note: Graph shows relative changes in contribution from 2Q14 to 3Q14. For example, economic interest expense increased net interest margin by 0.25% more in 3Q14 versus 2Q14. Includes realized gains (losses) on interest rate swaps. 10

Change in Net Interest Spread Unaudited Change from 2Q14 to 3Q14 Note: Graph shows relative changes in contribution from 2Q14 to 3Q14. For example, average cost of interest bearing liabilities increased net interest spread by 0.30% more in 3Q14 versus 2Q14. (1) Includes realized gains (losses) on interest rate swaps. 11

Reconciliation to Core Earnings Unaudited, dollars in thousands Reconciliation of 3Q14 GAAP Net Income to Core Earnings (1) Represents a one-time payment made by FIDAC to Chimera Investment Corp. (Chimera) to resolve issues raised in derivative demand letters sent to Chimera’s board of directors. This amount is a component of Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss). 12

Change in Annualized GAAP Return on Average Equity Unaudited Change from 2Q14 to 3Q14 Note: Graph shows relative changes in contribution from 2Q14 to 3Q14. For example, realized (gains)/losses on termination of interest rate swaps increased annualized ROE by 23.76% more in 3Q14 versus 2Q14. (1) Other includes investment advisory income, dividend income from affiliates, other income (loss), general and administrative expenses, and income taxes. 13

Change in Annualized Core Return on Average Equity Unaudited Change from 2Q14 to 3Q14 Note: Graph shows relative changes in contribution from 2Q14 to 3Q14. For example, economic interest expense increased annualized core ROE by 1.75% more in 3Q14 versus 2Q14. (1) Other includes investment advisory income, dividend income from affiliates, other income (loss) excluding other non-recurring gains or losses, general and administrative expenses, and income taxes. 14

Agency MBS and Debentures Portfolio Net Premium and Discount Balance and Constant Prepayment Rate Unaudited, dollars in thousands Net premium and discount balance Net premium and discount balance as % of stockholders' equity Weighted average three-month constant prepayment rate 15

Interest Rate and Liability Management Unaudited (1) Excludes forward starting swaps. Note: Net rates do not take into consideration outstanding Convertible Senior Notes, securitized debt of consolidated VIE , loan participation or mortgages payable. Weighted average days to maturity on repurchase agreements Weighted average net rate on interest rate swaps Weighted average rate on repurchase agreements 16

Hedging and Liabilities as of September 30, 2014

Unaudited, dollars in thousands

Interest Rate Swaps				
Maturity	Current Notional[(1)]	Weighted Avg. Pay Rate[(2)(3)]	Weighted Avg. Receive Rate[(2)]	Weighted Avg. Years to Maturity[(2)]
0 to <3 years	$2,202,522	1.47%	0.16%	2.84
>=3 to <6 years	11,013,000	2.06%	0.22%	5.34
>= 6 to <10 years	13,204,000	2.65%	0.22%	8.71
Greater than 10 years	5,051,800	3.58%	0.19%	19.78
Total / Weighted Avg.	**$31,471,322**	**2.48%**	**0.21%**	**8.61**

Interest Rate Swaptions					
Type	Current Underlying Notional	Weighted-Avg. Underlying Pay Rate	Weighted-Avg. Underlying Receive Rate	Weighted Avg. Underlying Years to Maturity	Weighted Avg. Months to Expiration
Long	$1,900,000	3.13%	3M LIBOR	10.02	4.82
Short	-	-	-	-	-

Repurchase Agreements		
Maturity	Principal Balance	Weighted Avg. Rate
Within 30 days	$20,641,847	0.28%
30 to 59 days	14,241,967	0.37%
60 to 89 days	2,871,206	0.38%
90 to 119 days	10,548,578	0.37%
Over 120 days[(4)]	21,307,124	1.14%
Total / Weighted Avg.	**$69,610,722**	**0.58%**

(1) Notional amount includes $0.8 billion in forward starting pay fixed swaps.
(2) Excludes forward starting swaps.
(3) Weighted average fixed rate on forward starting pay fixed swaps was 3.24%.
(4) Of the total repurchase agreements, approximately 12% have a remaining maturity over one year.

17

Agency MBS and Debentures Overview as of September 30, 2014

Unaudited, dollars in thousands

Agency Fixed-Rate Securities								
Weighted Avg. Years to Maturity	Current Face Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Subject to HARP	Weighted Avg. 3-Month CPR	Estimated Fair Value
<=15 years	$5,877,415	8.3%	3.23%	103.6%	103.9%	2.7%	7.7%	$6,107,424
20 years	6,543,709	9.3%	3.66%	105.3%	104.6%	0.1%	9.2%	6,842,096
>=30 years	58,237,485	82.2%	3.91%	106.2%	104.6%	2.2%	8.1%	60,934,794
Callables	158,803	0.2%	3.16%	99.6%	92.1%	0.0%	0.0%	146,330
Total/Weighted Avg.[(1)]	$70,817,412	100.0%	3.83%	105.9%	104.5%	2.0%	8.2%	$74,030,644

Agency Adjustable-Rate Securities								
Weighted Avg. Months to Reset	Current Face Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Subject to HARP	Weighted Avg. 3-Month CPR	Estimated Fair Value
0 - 24 months	$1,562,141	43.5%	2.57%	99.9%	106.4%	98.8%	12.0%	$1,661,501
25 - 40 months	181,348	5.1%	5.23%	98.7%	106.7%	65.2%	25.7%	193,369
41 - 60 months	12,075	0.3%	5.16%	100.1%	106.3%	100.0%	20.3%	12,834
61 - 90 months	330,591	9.2%	3.76%	102.9%	105.3%	0.0%	17.7%	347,904
>90 months	256,021	7.1%	3.27%	102.0%	103.2%	0.0%	17.1%	264,085
Step-Ups	1,250,000	34.8%	2.52%	99.9%	95.0%	0.0%	0.0%	1,187,851
Total/Weighted Avg.[(1)]	$3,592,176	100.0%	2.86%	100.3%	102.1%	71.5%	14.5%	$3,667,544

(1) Weighted averages for percentages subject to HARP and three-month CPR exclude Callables and Step-up securities.

18

Agency MBS and Debentures Overview as of September 30, 2014 (cont’d) Unaudited, dollars in thousands Agency Fixed-Rate and Floating-Rate Collateralized Mortgage-Backed Obligations Type Current Face Value % Weighted Avg. Coupon Weighted Avg. Amortized Cost Weighted Avg. Fair Value Subject to HARP Weighted Avg. 3-Month CPR Estimated Fair Value Fixed-Rate $3,843,480 100.0% 3.17% 102.4% 100.1% 2.8% 10.5% $3,847,101 Floating-Rate - - - - - - - - Total/Weighted Avg. $3,843,480 100.0% 3.17% 102.4% 100.1% 2.8% 10.5% $3,847,101 Agency Interest-Only Collateralized Mortgage-Backed Obligations Type Current Notional Value % Weighted Avg. Coupon Weighted Avg. Amortized Cost Weighted Avg. Fair Value Subject to HARP Weighted Avg. 3-Month CPR Estimated Fair Value Interest-Only $6,227,934 77.1% 3.31% 13.1% 13.5% 2.6% 9.9% $843,866 Inverse Interest-Only 1,854,545 22.9% 6.13% 22.5% 22.0% 0.0% 10.3% 407,413 Total/Weighted Avg. $8,082,479 100.0% 3.95% 15.2% 15.5% 2.0% 10.0% $1,251,279 19

Quarter-Over-Quarter Interest Rate and MBS Spread Sensitivity

Unaudited

Assumptions:

- The interest rate sensitivity and spread sensitivity are based on the portfolios as of September 30, 2014 and June 30, 2014
- The interest rate sensitivities reflect instantaneous parallel shifts in rates
- The spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity

	As of September 30, 2014		As of June 30, 2014	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Value(1)	Estimated Change as a % of NAV(1)(2)	Estimated Percentage Change in Portfolio Value(1)	Estimated Change as a % of NAV(1)(2)
(75)	0.8%	5.2%	0.7%	4.5%
(50)	0.7%	4.5%	0.6%	3.9%
(25)	0.4%	2.8%	0.4%	2.6%
25	(0.5%)	(3.6%)	(0.5%)	(3.5%)
50	(1.2%)	(7.8%)	(1.2%)	(7.5%)
75	(1.8%)	(12.3%)	(1.8%)	(11.9%)

MBS Spread Sensitivity

	As of September 30, 2014		As of June 30, 2014	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value	Estimated Change as a % of NAV(1)(2)	Estimated Change in Portfolio Market Value	Estimated Change as a % of NAV(1)(2)
(25)	1.3%	8.9%	1.4%	8.8%
(15)	0.8%	5.3%	0.8%	5.3%
(5)	0.3%	1.8%	0.3%	1.7%
5	(0.3%)	(1.8%)	(0.3%)	(1.7%)
15	(0.8%)	(5.2%)	(0.8%)	(5.2%)
25	(1.3%)	(8.7%)	(1.3%)	(8.6%)

(1) Scenarios include Investment Securities and derivative instruments.
(2) NAV represents book value of common equity.

20

Commercial Real Estate Overview as of September 30, 2014

Unaudited, dollars in thousands

Debt Investments	Number of Loans	Book Values [1]	% of Portfolio	Yield [2]	Weighted Avg LTV [2] [3]	Weighted Avg Maturity (years) [2] [4]
Financeable Debt Investments	4	$111,294	7%	4.91%	67%	4.54
Securitized Investments	10	398,409	26%	6.03%	73%	3.30
Balance Sheet Debt Investments:						
Senior Debt Investments	3	259,991	17%	10.39%	70%	0.79
Mezzanine Loan Investments	29	537,654	35%	10.99%	75%	3.88
Preferred Equity Investments	5	247,610	16%	11.27%	92%	5.83
Balance Sheet Debt Investment Subtotal:	**37**	**$1,045,255**	**67%**	**10.91%**	**78%**	**3.58**
Total Debt Investments	**51**	**$1,554,958**	**100%**	**9.23%**	**76%**	**3.57**

Equity Investments	Number of Properties	Book Value	% of Portfolio	Yield [5]
Real Estate Held for Investment [6]	5	$73,827	100%	8.33%
Total Equity Investments	**5**	**$73,827**	**100%**	**8.33%**

(1) Book values include net origination fees.
(2) Total weighted based on book value.
(3) Based on most recent third party appraisal, which may be prior to loan origination/purchase date, and on an "as is" basis at the time of underwriting.
(4) Maturity dates assume all of the borrowers' extension options are exercised.
(5) Total weighted based on net equity investment value.
(6) Yield on existing investments with twelve or more months of Annaly operating history is based on GAAP net income, excluding depreciation and amortization expense, utilizing trailing twelve month operating results and net economic equity at September 30, 2014. Weighted average year-1 yield on current year property acquisitions is 7.5% (net of acquisition fees and closing expenses). Stabilized levered yield on current year property acquisitions is estimated to be approximately 13.3%.

21

Last Five Quarters Summary Data Unaudited, dollars in thousands For the quarters ended September 30, June 30, March 31, December 31, September 30, 2014 2014 2014 2013 2013 Portfolio-Related Data: Investment Securities $82,796,568 $82,404,064 $77,758,647 $73,358,834 $83,031,687 Commercial real estate investments $1,628,785 $1,660,524 $1,680,519 $1,644,101 $1,287,606 Corporate debt $144,451 $151,344 $145,394 $117,687 $75,988 Total Investment Securities and commercial investment portfolio $84,569,804 $84,215,932 $79,584,560 $75,120,622 $84,395,281 Total assets $87,387,986 $87,150,945 $82,414,777 $81,922,460 $93,433,157 Agency mortgage-backed securities and debentures: % Fixed-rate 95% 95% 93% 91% 91% % Adjustable-rate 5% 5% 7% 9% 9% Weighted-average three-month constant prepayment rate (CPR) 9% 7% 6% 7% 13% Net premium and discount balance in Agency MBS and debentures portfolio $5,487,733 $5,437,108 $5,063,692 $4,600,158 $4,718,884 Net premium and discount balance as % of stockholder's equity 41.86% 40.43% 40.30% 37.08% 36.45% 22

Last Five Quarters Summary Data (cont'd)

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Liabilities, Capital and Hedging Data:					
Repurchase agreements	$69,610,722	$70,372,218	$64,543,949	$61,781,001	$69,211,309
Convertible Senior Notes	$836,625	$831,167	$827,486	$825,262	$824,512
Securitized debt of consolidated VIE	$260,700	$260,700	$260,700	-	-
Mortgages payable	$42,635	$30,316	$19,317	$19,332	$19,346
Participation sold	$13,768	$13,866	$13,963	$14,065	$14,164
Total debt	$70,764,450	$71,508,267	$65,665,415	$62,639,660	$70,069,331
Total liabilities	$74,277,038	$73,702,026	$69,850,065	$69,517,405	$80,487,433
Cumulative redeemable preferred stock	$913,059	$913,059	$913,059	$913,059	$913,059
Common equity	$12,197,889	$12,535,860	$11,651,653	$11,491,996	$12,032,665
Total stockholders' equity	$13,110,948	$13,448,919	$12,564,712	$12,405,055	$12,945,724
Weighted average days to maturity of repurchase agreements	159	173	187	204	200
Weighted average rate on repurchase agreements	0.58%	0.59%	0.65%	0.68%	0.63%
Total debt to total stockholders' equity	5.4x	5.3x	5.2x	5.0x	5.4x
Capital ratio	15.0%	15.4%	15.2%	15.1%	13.9%
Net capital ratio	15.0%	15.4%	15.4%	15.9%	14.8%
Common stock book value per share	$12.87	$13.23	$12.30	$12.13	$12.70
Total common stock shares outstanding	947,592	947,541	947,489	947,433	947,305
Interest rate swaps:					
Notional amount of interest rate swaps(1) and swaptions as a % of repurchase agreements	48%	48%	94%	92%	85%
Weighted average pay rate on interest rate swaps(2)(3)	2.48%	2.48%	2.16%	2.14%	2.06%
Weighted average receive rate on interest rate swaps(2)(4)	0.21%	0.21%	0.19%	0.20%	0.21%
Weighted average net rate on interest rate swaps	2.27%	2.27%	1.97%	1.94%	1.85%

(1) Notional amount includes $0.8 billion in forward starting pay fixed swaps as of September 30, 2014, $1.3 billion in forward starting pay fixed swaps as of June 30, 2014 and $3.1 billion in forward starting pay fixed swaps, offset by $1.4 billion in forward starting receive fixed swaps, as of March 31, 2014.
(2) Excludes forward starting swaps.
(3) Weighted average fixed rate on forward starting pay fixed swaps was 3.24%, 3.10% and 3.00% as of September 30, 2014, June 30, 2014 and March 31, 2014, respectively.
(4) Weighted average fixed rate on forward starting receive fixed swaps was 1.18% as of March 31, 2014.

23

Last Five Quarters Summary Data (cont'd)

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Performance-Related Data:					
Total interest income	$644,640	$683,962	$655,901	$771,249	$697,160
Total economic interest expense	$296,152	$347,041	$385,406	$379,575	$373,385
Economic net interest income	$348,488	$336,921	$270,495	$391,674	$323,775
GAAP Net income (loss)	$354,856	($335,512)	($203,351)	$1,028,749	$192,458
GAAP Net income (loss) available (related) to common shareholders	$336,864	($353,504)	($221,343)	$1,010,757	$174,466
GAAP Earnings per common share	$0.36	($0.37)	($0.23)	$1.07	$0.18
Core earnings	$308,621	$300,428	$239,744	$350,106	$282,292
Core earnings available to common shareholders	$290,629	$282,436	$221,752	$332,114	$264,300
Core earnings per common share	$0.31	$0.30	$0.23	$0.35	$0.28
Dividends declared per common share	$0.30	$0.30	$0.30	$0.30	$0.35
Total common and preferred dividends declared	$302,270	$302,253	$302,239	$302,222	$349,549
Annualized GAAP return on average equity	10.69%	(10.32%)	(6.52%)	32.46%	5.87%
Annualized core return on average equity	9.30%	9.24%	7.68%	11.05%	8.62%
Annualized core return on average equity per unit of leverage	1.72%	1.74%	1.47%	2.19%	1.59%
Net interest margin	1.61%	1.57%	1.32%	1.78%	1.34%
Net interest spread during the quarter:					
Average yield on interest earning assets	2.99%	3.20%	3.21%	3.50%	2.88%
Average cost of interest bearing liabilities	1.64%	1.94%	2.31%	2.07%	1.81%
Net interest spread	1.35%	1.26%	0.90%	1.43%	1.07%

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